EXHIBIT 10.14


                      FIRST AMENDMENT TO PURCHASE CONTRACT
                            (EMERALD OAKS APARTMENTS)

     This First Amendment to Purchase Contract (the "Amendment") is made by and between New Emerald Texas, Ltd., a Texas limited partnership ("Seller") and Cornerstone Realty Group, Inc., a Virginia corporation ("Purchaser"), to be effective as of the 9th day of April, 1998.


                                    RECITALS

     K. Effective on or about March 10, 1998, Seller and Purchaser entered into a certain Purchase Contract (the "Contract") relating to a parcel of land and the improvements thereon located in Grapevine, Tarrant County, Texas. All terms used herein with their initial letter capitalized shall, unless otherwise specified herein, have the meaning given to such terms in the Contract.

     L. The parties desire to amend the Contract to extend the Inspection Period stated in Section 3.7 of the Contract and have entered into this Amendment to reflect such agreements.


                                   AGREEMENTS

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller hereby agree as follows:

     1. The Inspection Period stated in Section 3.7 of the Contract shall expire at 11:59 p.m. CST on April 17, 1998, subject to any extension of the Inspection Period provided in the Contract, and the Purchase Price shall be increased by $5,000.

     2. Except as modified herein, the Contract remains in full force and effect without modification.

     3. Purchaser and Seller hereby ratify and confirm the Contract, as herein modified, for all purposes.

     4. This Amendment may be executed in counterparts, each of which will be deemed to be an original, but all of which will constitute one and the same document. A counterpart signed by a party and transmitted by facsimile to the other party will have the same effect as the delivery of an original.



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     IN WITNESS  WHEREOF,  this  Amendment is executed  effective as of the date first set forth above.







SELLER:                                    NEW EMERALD TEXAS, LTD.,
                                           a Texas limited partnership

                                           By: /s/ Robert J. Werra
                                              ----------------------------------

                                           Name: Robert J. Werra
                                                --------------------------------

                                           Title: General Partner
                                                 -------------------------------


PURCHASER:                                 CORNERSTONE REALTY GROUP, INC.
                                           a Virginia corporation

                                           By: /s/ Gus G. Remppies
                                              ----------------------------------

                                           Name: Gus G. Remppies
                                                 -------------------------------

                                           Title: V.P. Acquisitions
                                                --------------------------------

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                                PURCHASE CONTRACT
                                -----------------

         THIS AGREEMENT made and entered into this ___ day of March 1998 (the "Effective Date"), between CORNERSTONE REALTY GROUP, INC. or its nominee, (hereinafter called "Purchaser") and NEW EMERALD TEXAS, LTD., a Texas Limited Partnership (hereinafter called "Seller").

                                   ARTICLE I
                                  THE PROPERTY

         1.1 SALE OF PROPERTY. Seller agrees to sell and convey, and Purchaser agrees to purchase, Seller's real property known as EMERALD OAKS APARTMENTS located in GRAPEVINE, TX, with all buildings and improvements located thereon, as more particularly described in the attached legal description in EXHIBIT A including, but not limited to 250 individually heated and air conditioned apartment units, with all appurtenances, together with all appliances, drapes, carpeting, shrubbery and all other personal property owned by Seller and located on and used in connection with operation and maintenance the premises, including, the inventory of all personal property (other than appliances in apartment units) of $100 in value to be supplied by Seller and attached hereto as EXHIBIT B (all such real and personal property hereinafter collectively referred to as the "Property", subject to Purchaser's inventory prior to closing, unless the context clearly indicates otherwise). Seller agrees that it will not remove any of the personal property from the date of this Agreement to the date of closing.

                                   ARTICLE II
                            PAYMENT OF PURCHASE PRICE

         2.1 PURCHASE PRICE. The total purchase price shall be TEN MILLION NINE HUNDRED TWENTY FIVE THOUSAND ($10,925,000) DOLLARS payable as follows:

         2.2 PAYMENT:

             (A) DEPOSIT. TWENTY FIVE THOUSAND ($25,000) DOLLARS upon the execution of this Agreement by Seller and Purchaser and an additional SEVENTY FIVE THOUSAND ($75,000) DOLLARS to be placed in escrow at the end of the ,Inspection Period" described in Article VI below. Said deposit shall be placed in escrow with American Title Company, 1330 Summit Avenue, Fort Worth, TX 76102,
Attention: Joanna Cloud, or its authorized agent (the "Title Company") as an earnest money deposit which may be credited


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against the purchase price or applied as per Article XI below. The Title Company shall hold the funds in an interest-bearing account with interest to be credited in the same manner as the deposit.

             (B) EXISTING MORTGAGE.

                 (a) The Property shall be conveyed subject to Purchaser's assumption and promise to pay in accordance with its terms the loan (the "Loan") evidenced by that certain Promissory Note (the "Note"), dated 10/17/89 in the original principal sum of NINE MILLION SIX HUNDRED FIFTY THOUSAND ($9,650,000) DOLLARS payable to the order of MTRUST CORP., NATIONAL ASSOCIATION, (the "Lender"), and assumption and promise to perform all covenants and obligations of Seller under the documents or instruments governing, securing, evidencing or pertaining to the indebtedness evidenced by the Note (collectively, the "Loan Documents"), including, but not limited to, that certain Indenture of Mortgage, Deed of Trust, Deed to Secure Debt, Security Agreement, Fixture Filing, Financing Statement and Assignment of Rents and leases of even date with the Note (the "Deed of Trust") recorded in the Real Property Records of Tarrant County, Texas.

                 (b) Seller represents and warrants that (i) Seller will deliver to Purchaser true and complete copies of the existing Deed of Trust, the Note secured thereby and any extensions and modifications thereof in its possession or in the possession of its attorney, and (ii) there are no monetary defaults by Seller under the terms of the Loan Documents and it has received no written notice of any default under any of the terms of the Loan Documents. From and after the Effective Date of this Agreement to the Closing Date, Seller agrees to pay to Lender all installments of principal, interest and escrows and any other sums of which Seller has notice that are due and payable under the Loan Documents, as and when such payments are due. Seller shall use reasonable efforts to provide Purchaser with an Estoppel Certificate from the Lender. Failure of Purchaser to receive an Estoppel Certificate from Lender prior to Closing shall give the Purchaser an option to terminate this Agreement and receive a refund of the deposit or waive the requirement and proceed to Closing.

                 (c) Seller shall immediately upon the execution of this Agreement take whatever steps are necessary to contact the Lender and initiate the procedure to procure the right to assign the mortgage to the Purchaser pursuant to an Assignment and Assumption Agreement. The Purchaser and Seller agree to cooperate with the other in procuring permission for Purchaser to purchase the Property and assume the Loan set forth herein above. Seller agrees to provide copies of all correspondence and applications to the Purchaser. The parties further agrees to use their best efforts to procure said approval within the Purchaser's Inspection Period (30 days from the date of this Agreement).

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          (d)  Purchaser  agrees  to  execute  and  deliver  to the  Lender  all documents and instruments reasonably requested by the Lender in connection with the assumption and further agrees to pay to the Lender all reasonable fees and reasonable expenses of the Lender, and its reasonable counsel fees in connection with the assumption, including, but not limited to, any assumption or transfer fee provided for in the Deed of Trust and the reasonable fees of Lender's attorney in connection with preparation of the assumption documents. Purchaser shall also pay all premiums for any endorsements required by the Lender in connection with the assumption to the Lender's mortgagee policy of title insurance or the cost of a new mortgagee policy of title insurance, if required by the lender. Seller shall not be obligated to incur any expenses other than normally required in a sale and its legal fees.

          (e) If there is a mortgagee escrow account or reserve fund, Seller shall assign it to Purchaser, if it can be assigned, and in that case Purchaser shall pay the amount in the escrow account or reserve fund to Seller at Closing.

          (f) Purchaser agrees that it will reasonably cooperate with Seller in attempting to obtain the full and unconditional release of Seller from the obligations arising out of the Note and Loan Documents, but Purchaser shall not be obligated to expend any sum or incur any additional liability on account thereof. In the event Seller and/or Purchaser is unable to obtain the full and unconditional release of Seller from all obligations arising out of the Note and Loan Documents, in addition to other indemnities provided in this Agreement, Purchaser agrees at all times after Closing to indemnify, protect, defend, save and hold harmless Seller and its General Partners from and against any and all debts, duties, obligations, liabilities, suits, claims, demands, causes of action, damages, losses, liens, costs and expenses (including, without limitations, attorney's fees and expenses incurred in connection with enforcing this indemnity or opposing any such claims, damages, or causes of action) and court costs asserted or incurred at any time after the Closing Date relating to or arising out of (i) the failure by Purchaser or its successors and assigns to perform all covenants and obligations of borrower under the Note and Loan Documents or (ii) a default by Purchaser or its successors and assigns under the Note and Loan Documents.' This indemnity shall relate to matters first occurring after the Closing Date. This indemnification and the obligations thereunder shall survive the closing of the transaction evidenced by this Agreement. However, the Seller shall notify the Purchaser of any claims as made and Seller shall give Purchaser the right to defend any claims which they feel are invalid.

             (C) BALANCE. Balance at Closing as evidenced by cash or immediately available cash equivalent.

         2.3 INDEPENDENT CONTRACT CONSIDERATION. Purchaser


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shall,  concurrently with its execution hereof, deliver to Seller a check in the amount of FIFTY ($50) DOLLARS (the Independent Contract Consideration"), which amount Seller and Purchaser agree has been bargained for as consideration for Seller's execution and delivery of this Contract and Purchaser's right to inspect the Property. The Independent Contract Consideration is in addition to and independent of any other consideration or payment provided for in this Contract and is non-refundable in all events.

                                   ARTICLE III
                                  TITLE MATTERS

         3.1 TITLE. Seller, shall convey good and indefeasible title by Special Warranty Deed in the form attached hereto as EXHIBIT D, subject only to general taxes for the current year not yet due and payable, rights of tenants claiming under the leases, none of which shall be for more than one year or other than residential purposes, except laundry room leases, and utility easements which do not interfere with the present use of the Property, and the "Permitted Exceptions". "Permitted Exceptions" are those title exceptions listed in the title commitment, which are not objected to pursuant to section 3.2 below.

             (A) Title shall be free from any and all liens, except the liens securing unpaid taxes not yet due and payable and mortgages as set forth in Paragraph 2.2(B), and Seller shall be responsible for any prepayment penalties necessary to deliver such free title.

         3.2 TITLE DEFECTS; ELECTION TO CURE. Seller shall furnish to Purchaser at Seller's expense a commitment for Title Insurance from the Title Company, (the "Commitment" or the "Title Report") within fifteen (15) days after the Effective Date, covering the Property binding the Title Company to issue a Texas Owner Policy of Title Insurance (the "Title Policy") on the standard form prescribed by the Texas State Board of Insurance at the Closing, in the full amount of the Purchase Price, insuring Purchaser's fee simple title to the Property to be good and indefeasible, together with true and correct copies of all instruments listed on Schedule B to the Commitment (as well as any other documents or instruments listed therein which will not be released at closing). If the title commitment shows any exceptions, which are not acceptable to Purchaser in Purchaser's sole discretion, Purchaser shall give written notice of such defects in title to Seller and Seller's counsel during the Inspection Period. If Purchaser fails to notify Seller of any exceptions which are not acceptable to Purchaser during the Inspection Period, then Purchaser shall be deemed to have accepted those matters not objected to. Seller may, at its option, elect whether to cure said defects or by written notice to Purchaser indicate its intention not to cure.


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         3.3 ELECTION NOT TO CURE DEFECTS. Should Seller elect not to cure title defects, this Agreement, at Purchaser's option (exercised within five (5) days of the notice by Seller that it will not cure the objections during the Inspection Period), shall be terminated; each party shall thereupon be released from all obligations hereunder, except as provided in Paragraph 6.2.2; and all deposits shall be immediately returned to Purchaser. If Purchaser does not elect to terminate this Agreement, all title defects that remain uncured at Closing shall be deemed "Permitted Exceptions."

         3.4 SURVEY. As soon as reasonably possible, and in any event within twenty (20) days after the Effective Date, Seller shall, at Seller's expense, deliver or cause to be delivered to the Seller, the Title Company, and to Purchaser a current or updated on-the- ground perimeter survey (the "Survey") of the Property prepared by a Registered Professional Land Surveyor reasonably acceptable to the Purchaser. The Survey shall show the location and size of all of the following on or adjacent to the Property, if any:

               buildings, buildings lines, improvements, streets, pavements, easements, rights-of-way, protrusions, encroachments, fences,
               100- year flood plain, public utilities, and recording information of easements.

The Survey shall show the gross land area and the Net Land Area. The Survey shall be in a form and of a date acceptable to Purchaser and to the Title Company, and in acceptable form in order to allow the Title Company to delete the survey exception from the Title Policy. The term "Net Land Area" means the gross land area of the Property less the land area included in utility easements, drainage easements, ingress/egress easements, rights-of-way, 100-year flood plain and encroachments on or across the Property. The area within the 100- year flood plain shall be as defined by the Federal Emergency Management Agency or other applicable governmental authority.

         3.5 The Survey shall show no encroachments onto the Land from any adjacent property, no encroachments by or from the Land onto adjacent property and no violation of or encroachments upon any recorded building lines, restrictions or easements affecting the Property. If the Survey discloses any such encroachment or violation, Purchaser shall give written notice thereof to Seller and Seller shall have ten (10) days from the date of Purchaser's notice (with a commensurate extension of the closing date) to request the Title Insurer issue its endorsement insuring against damage caused by such encroachment or violation and to provide evidence thereof to Purchaser, and if Seller fails to or is unable to have the same insured against within such ten (10) day period, Purchaser may elect, on or before the expiration of the Inspection Period, to
(i) terminate this Agreement (in which case


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



the Earnest Money shall be returned to Purchaser) and neither party shall have any further liability or obligation to the other hereunder, except as provided in Paragraph 6.2.2 or (ii) accept the property subject to any such encroachment or violation, as ,'Permitted Exceptions".

         3.6 Purchaser agrees to deliver to Seller, within the Inspection Period, notice as to which items on the title report or the Survey are objectionable.

         3.7 COMMENCEMENT AND TERMINATION OF INSPECTION PERIOD. It is understood that the Inspection Period begins on the date on which both parties have executed this Agreement, with date inserted on the first page, and shall terminate at 5:00 p.m. CST on the thirtieth (30th) day unless said 30th day shall be a Saturday or Sunday, in which case the next business day shall be the date of the termination of the Inspection Period. It is further understood that unless there is an extension in writing, the Inspection Period must be completed by said date.

         3.8 NOTICE REQUIRED. The parties agree that whenever a notice shall be required by either party, said notice must be given within the "Inspection Period", except notices dealing with the closing or survival.

                                   ARTICLE IV
                                   PRORATIONS

         4.1 INCOME AND EXPENSE ALLOCATIONS. The following shall be prorated, on a calendar month basis, to the 1st day of the month of the closing: rents and other income from the Property; operating expenses (on such service contracts and other obligations as Purchaser may agree to assume); and general and real property taxes and personal and business property taxes for the year of closing (based on the most recent assessment and the most recent levy). If funding by Purchaser does not occur by noon CST on Closing Date, adjustments shall be as of the date of funding prior to noon CST.

         4.2 CLOSING COSTS. Purchaser and Seller shall pay their customary share of all taxes, recording fees, if any, imposed on the Deed, or any other documents executed in connection with the transfer of the Property. Seller agrees to pay cost of title insurance and Purchaser agrees to pay the additional premium to obtain "Survey deletion". Except as set forth in Section 3.1(A), Purchaser shall pay any prepayment penalty charged by the holders of any existing notes or assumption fees, if any.

             Seller and Purchaser acknowledge that Purchaser is purchasing one or more additional properties from partnerships affiliated with Seller upon substantially the same terms and provisions as set forth in this Agreement. Notwithstanding the

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foregoing,  Seller shall pay the title insurance  premium for title insurance on all properties purchased by Purchaser as if issued under one owner's policy for the full amount of the total accumulated purchase price of all properties. If Purchaser desires separate owner's policies on each property, Purchaser shall pay the incremental cost of the issuance of separate owner's policies.

         4.3 ALLOCATION OF RENTS. Rents collected by Seller prior to Closing shall be prorated as agreed in 4.1 above. Purchaser shall apply rents received after Closing first to payment of the current rent due to Purchaser, then to delinquent rents due to Purchaser, and last to rents due to Seller as of the Closing but uncollected prior to settlement. Purchaser agrees to use its best efforts in good faith to collect the amount of any rental arrears from tenants and Purchaser agrees to remit promptly to Seller any such arrears actually paid by such tenants to Purchaser. Seller shall retain the right to commence legal action against a tenant for any delinquent rent apportioned to the Seller.

         4.4 PRIOR LEASE CONCESSIONS. Seller agrees to maintain its normal leasing procedure until the Closing. Seller agrees that it will not give any free rent concessionother than in the ordinary course of business. If any free rent is given by Seller under its normal leasing procedure after the date of this Agreement, all free rent must be given in the first month of the lease term and shall not be for a period in excess of one (1) month. Upon request, Purchaser may waive this clause.

         4.5 ADJUSTMENT OF PRORATION. In the event Purchaser or Seller provides notice to the other within six (6) months of Closing that any of the rent prorated pursuant to Section 4.3 above or the security or cleaning deposits transferred to Purchaser at Closing pursuant to Section 7.2(D) below is in error on account of a misstatement or error in the certified rent roll delivered to Purchaser at Closing pursuant to Section 7.2(F) below, Seller and Purchaser shall adjust such proration or deposit transfer between themselves by cash payment so as to achieve accurate proration or deposit transfer.

                                    ARTICLE V
                           POSSESSION OF THE PROPERTY

         5.1 POSSESSION. Possession of the Property shall be delivered to Purchaser at closing, subject to the rights of the tenants under existing leases and rental agreements and Permitted Exceptions.

                                   ARTICLE VI
                         CONDITIONS PRECEDENT TO CLOSING

         6.1 CONDITIONS PRECEDENT. Purchaser's obligation to



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purchase  shall  be  subject  to and  contingent  upon the  satisfaction  of the following conditions precedent:

                  (A) Receipt by Purchaser of an engineering report of building and site conditions, satisfactory to Purchaser in its sole discretion, said report to include in part, a description of any hazardous waste sites, hazardous wastes and/or hazardous materials affecting the property. Purchaser shall have fifteen (15) days, but no later than the termination of the Inspection Period in which to review the reports set forth herein and exercise its right to reject the Property based thereon or the right hereunder shall be deemed waived.

                  (B) The receipt by Purchaser of Seller documents  described in
7.2 below.

                  (C)  Sellers   representations  and  warranties  described  in
Article VIII below remain true and correct.

                  (D) There have been no material or adverse changes to the property or leases since the expiration of the Inspection Period.

                  (E) Seller acknowledges that Purchaser is a public entity and that it is required to furnish financial statements to the Securities and Exchange Commission in connection with this acquisition. Seller agrees to make the information available for Purchaser to audit the last 12 months of operation of the Property so that a report can be generated that is in compliance with accounting Regulation S-X of the Securities and Exchange Commission.

                  (F) Purchaser determining during the Inspection Period that all water, sewer, gas, electric, telephone, and drainage facilities and all other utilities required by law or by the normal use and operation of the Property are and at the time of closing will be installed to the property line, are and at the time of closing will be connected pursuant to valid permits, and are and at the time of closing will be adequate to service the Property and to permit full compliance with all requirements of law and normal usage of the Property by the tenants thereof and their licensees and invitees.

                  (G)  Purchaser   acknowledges  that  the  selling  partnership
requires the approval of its Limited Partners. Seller represents that it has commenced to seek the approval of its Limited Partners and has twenty-one (21) days from the date hereof to do so. Seller shall inform Purchaser within said period of time whether or not the Limited Partners have approved the sale. Seller may terminate this Agreement in the event it does not obtain the requisite consent from its Limited Partners. Upon termination on account of the failure to obtain the consent of the Limited


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Partners of Seller, all earnest money shall be returned to Purchaser.

         6.2 INSPECTION. This Agreement shall be further subject to and contingent upon Purchaser's satisfactory inspection as follows herein below.

         6.2.1 PREPARATION FOR INSPECTION. If the execution of this Agreement, Seller shall deliver to purchaser copies of the following to the extent not previously delivered to purchaser: (The Inspection Period shall be extended as a result of any delays by Seller in producing the items requested herein unless the Seller does not have them and notifies purchaser with an extension of time to reflect delays of notification.) The current rent roll for the Property; detailed statements of income and expenses with respect to the Property for the past two years; the most recent tax bills for the Property; utility bills for the Property for the twelve (12) months previous to the date hereof; all contract, mortgages, and other documents creating liens of security interest on the Property, or any part thereof and all promissory notes secured thereby; all insurance policies applicable to the Property to include loss runs for the last three (3) years; Plans and Specifications for the Property to the extent in Seller's possession, service contracts, Certificates of Occupancy to the extent reasonably available; a copy of title policy and most recent survey for the Property. A copy of any environmental or engineering reports on the property. The rent roll shall be certified by Seller to be materially accurate and complete to Seller's knowledge. Except as expressly set forth in this Agreement, the delivery of the documents by Seller does not constitute a representation (expressed or implied) by Seller of the truth, accuracy, source or completeness of such information and purchaser agrees to look to its own inspection and studies to determine such matters. However, Seller warrants that all such documents were used by Seller in the ordinary course of business and were produced from Seller's files.

         6.2.2 INSPECTION OF BOOKS AND RECORDS; ACCESS. Purchaser, its employees, agents and contractors shall have during the Inspection Period provided in paragraph 3.7 above, to enter upon the Property (subject to the rights of the tenants) during normal business hours for the purpose of making physical inspections thereof, including but not limited to roofs, heating, cooling, electrical and plumbing systems, swimming pool, appliances, and structural elements of the buildings. Upon the conclusion of the Inspection Period this contract shall be deemed to be a firm agreement of purchase and sale binding the parties hereto, except as it may be terminated prior to the end of the Inspection Period and subject to the other provisions and conditions contained herein, including but not limited to the condition imposed by Paragraph 6.1(A) above.


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              Purchaser's   rights  to  inspect  the  Property  are  subject  to
Purchaser's agreement that (i) the Property is not damaged by Purchaser, (ii) the Property is left in a clean and safe condition (if found that way), (iii) no tenant of Seller is unreasonably disturbed, (iv) no employee, independent contractor or representative of Seller or any tenant is injured, interfered with or harassed as a result of Purchaser's actions, (v) such inspection does not interfere with Seller's operation of the Property, and (vi) Purchaser maintains general liability (occurrence) insurance in terms and amounts satisfactory to Seller covering any accident arising in connection with the presence of
Purchaser or its agents on the Property. The inspection rights afforded herein are expressly made subject to the rights of tenants under the Leases. All inspections fees, appraisal fees, engineering fees and other expenses of any kind incurred by Purchaser relating to the inspection of the Property will be solely at Purchaser's expense. Seller shall cooperate with Purchaser in all reasonable respects in making such inspections; however, Seller shall not be required to spend any sums to cooperate with Purchaser, except pay its employees
and  other  normal  costs.   Seller   hereby   reserves  the  right  to  have  a
representative of Seller present at the time any such inspection is made. Except as specifically provided in this Agreement, Purchaser acknowledges that Seller has no obligation whatsoever to undertake any remedial work or other curative action as a result of Purchaser's inspections. Purchaser shall notify Seller no less than forty-eight (48) hours in advance of making any inspection of the interiors apartment units on the Property. Purchaser agrees to indemnify and hold Seller, its tenants, contractors and employees harmless from any and all injuries, losses, liens, claims, judgments, liabilities, costs, expenses or damages (including reasonable attorney's fees and court costs) sustained against Seller which result from or arise out of any inspections or entry on the Property by Purchaser or its representatives or agents pursuant to this Agreement. The indemnification obligation set forth in the immediately preceding sentence shall survive the termination or cancellation of this Agreement and the closing of transaction evidenced by this Agreement for six (6) months.

         6.2.3 RIGHT OF TERMINATION DURING INSPECTION PERIOD. Purchaser shall also be permitted to review all original leases, expense records, tenant cards and occupancy data available. If Purchaser is not satisfied, in its sole and exclusive discretion, with the state of maintenance and repair of the Property or the rents, occupancy or expenses of the Property, then notwithstanding anything contained herein to the contrary, Purchaser shall have the right to terminate this Agreement by giving written notice to Seller before the end of the Inspection Period, and no party hereto shall have any further liability to any other party hereto, except as provided in Paragraph 6.2.2, and all deposits shall be returned to Purchaser.

         6.2.4 MORTGAGE ASSIGNMENT DUE DILIGENCE. Purchaser and Seller agree that this Agreement in addition to permitting an Inspection Period of thirty
(30) days, is subject to the approval of the Lender and the acceptance by Purchaser of the terms for assumption of the Loan, which may not be to Purchaser's liking. Therefore, only as to the approval to assume the underlying Loan, the Inspection Period shall continue until five (5) days after the final consent for the sale subject to the mortgages is received.

         6.2.5 RENT READY On or prior to the Closing Date, Purchaser may inspect all apartment units at the Property and note any missing appliances or personal property or dead-bolt locks and provide Seller written notice of same. Seller may elect, but shall have no obligation, to replace any missing appliances or personal property or dead-bolt locks that in fact were located at the Property as of the expiration of the Inspection Period.

         6.2.6 CONDITION OF PERSONAL PROPERTY AT CLOSING. All personal property included in the sale and all mechanical, electrical, heating, air conditioning, sewer, water and plumbing systems will be in the same working order at the time of closing and in the same condition as at the time of the initial inspection by Purchaser reasonable wear and tear excepted. If Seller fails to replace any missing appliances or personal property or dead-bolt locks that were located on the Property as of the expiration of the Inspection Period, Purchaser shall have the option of waiving such requirement, in writing, and proceeding to closing, or Purchaser may terminate this Agreement and obtain a prompt return of its deposit.

                                   ARTICLE VII
                                     CLOSING

         7.1 CLOSING. Closing will be held on or about ten (10) days after the agreement by the Lender as to the assignment and the assumption of the Loan by the Purchaser, however, no later than ninety (90) days after the completion of the Inspection Period, at such place and at such time as the parties may agree.

         7.2 SELLER'S DELIVERIES. At closing, Seller shall execute and deliver to Purchaser the Special Warranty Deed referred to in Paragraph 3 hereof and shall also execute, where necessary, and deliver to Purchaser, the following in a form reasonably acceptable to Seller and Purchaser:

             (A) A Bill of Sale, with special warranty of title transferring the personal property (as shown in Schedule B) to Purchaser free of all liens, charges and encumbrances, except those assumed by the Purchaser.

             (B) The Title Policy issued by the underwriter for the Title Company pursuant to the Title Commitment, subject only to the Permitted Exceptions, in the full amount of the Purchase Price, dated as of the date of Closing.

             (C) Originals or copies of all signed leases and rental agreements in effect with tenants of the Property not for more than one (1) year.

             (D) All security and cleaning deposits made by such tenants. Seller will give the tenants the required notice of such transfer in compliance with the laws of TEXAS so that Seller is no longer responsible for the tenants' security deposits.

             (E) An affidavit of Seller in such form as will cause the Title Company to omit from the title insurance policy the exclusion relating to unrecorded mechanic's and materialmen's liens.

             (F) A rent roll certified by Seller to Seller's knowledge to be materially accurate and complete as of the date of closing in the form and content of the rent roll normally kept by Seller in its ordinary course of business, however, containing the actual rental, apartment number, any escrow, security deposit, etc.

             (G) An affidavit of Seller, as the title company may normally require, that to the best of its information and belief there are, on the date of closing, no unsatisfied judgments, creditor's claims other than in the course of business, tax liens, or pending bankruptcies involving Seller.

             (H) Purchaser shall cause an inspection to be made by a licensed extermination contractor, who is regularly engaged in the business of pest control. If said contractor's report indicates that there is any termite or other wood-boring insects infestation and/or damage to the Property, the Seller shall proceed to have any and all corrective treatment of the infestation, but not repair of damage, completed prior to closing. (If not possible prior to closing, Seller shall deposit sufficient sums as required by the extermination contractor to make the treatment.)

             (I) Assignments of all Seller's interest in the following in the form attached hereto as EXHIBIT E: (1) all assignable licenses, and permits relating to the operation of the Property, (2) the leases and rental agreements with tenants of the Property, (3) the existing Property telephone number and (4) the business and trade name as set forth in Par. 1.1.

             (J) Assignments without recourse of all warranties and guarantees (see Exhibit E) to the extent such are still in effect and provide Purchaser with copies of all such warranties in Seller's possession and guarantees without limitation for all appliances, dishwashers, disposals, refrigerators, heating and air conditioning units, washers and dryers.

             (K) Consent of the Seller's authorized officer to the sale of the Property and any other approvals required under Seller's partnership agreement or other organizational documents, which may affect Seller's ability to convey indefeasible title.

             (L) Satisfactory evidence of the power and authority of Seller to enter into and consummate this agreement acceptable to the title company.

             (M) Affidavit that to the knowledge of Seller, Seller has received no notice of the presence of asbestos and/or any other hazardous material at the Property, except as set forth in any reports or information provided to Purchaser pursuant to Paragraph 6.2.1.

             (N)  Seller  shall  provide  a   satisfactory   and  valid  written
termination of the management agreement executed by the existing management and rental agent for the Property, without cost to the Purchaser.

             (O) A notice letter to all the residents of the apartment complex as to change of ownership in the form prepared by the Purchaser.

             (P) All such other documents as are normally transferred at settlement in the jurisdiction in which the property is located or are reasonably requested by Purchaser or its counsel.

             (Q) A representation letter as normally required by auditors for a public company in the form attached hereto as EXHIBIT F. This clause shall survive closing for one year.

         7.3 PURCHASER'S DELIVERIES. At closing and contemporaneously with the Seller's compliance with the provisions of Section 7.2, Purchaser shall:

             (A) Pay to Seller the cash portion of the purchase price, adjusted for the prorations herein provided for in Article IV.

             (B) Execute and deliver an assumption of obligations under leases, securities, any contracts which may be accepted by the Purchaser and any other obligations specifically set forth herein (Exhibit "E") in a form reasonably acceptable to Purchaser and Seller.

             (C) Deliver to the Seller a resolution of the Purchaser that:

                 (i) This Agreement has been duly authorized, executed and delivered by the Purchaser and is a valid and binding agreement of Purchaser, and

                 (ii) Purchaser has complete unrestricted power to buy the Property from the Seller and to execute any documents required to effectuate the transfer.

             (D) Execute all such other documents as are normally transferred at settlement in the jurisdiction in which the property is located or are reasonably requested by Seller or its counsel.

                                  ARTICLE VIII
               SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

         8.1 REPRESENTATIONS OF THE PARTIES. Seller warrants (which warranties shall not survive settlement unless designated to the contrary) that as of the date hereof and as of closing hereof:

             As used in this Agreement, the phrase "Seller's current actual knowledge", "Seller's knowledge" or words of like effect (i) shall mean and apply to the knowledge of Robert J. Werra, who is a General Partner of Seller and directly involved in the negotiation of sale and purchase transaction described herein and not to any other parties, (ii) shall mean the current actual knowledge of such person, it being understood and acknowledged that (a) such person, in many instances, is not involved in the day-to day operations of the Property and in many instances, is not involved in the negotiation or execution of the leases, management contracts, service contracts, or other agreements in question, and (b) such person is not charged with the knowledge of all of the acts and/or omissions of the predecessors in title to the Property or with knowledge of all of the acts/or omissions of Seller's agents or employees, and (iii) shall not apply to or be construed to apply to information or material which may be in the possession of Seller generally, or incidentally, but which is not actually known to Robert J. Werra. As used herein, the term "current actual knowledge" of a party shall mean that no facts have come to the party's attention in the ordinary course of business that would give the party knowledge or notice that any such facts are not true, correct, and complete, and the party has undertaken no investigation, inquiry, or verification as to such matters to determine the existence or absence of such facts, and no inference of the party's knowledge of the existence or absence of such facts should be drawn from the statements made herein.

             (A) That Seller, is the owner in fee simple of the Property and has the power to convey same.

             (B) That Seller is not subject to any other agreements or arrangements, with the exception of the requirement to procure its partners consent and those contained in any existing mortgage documents which would prevent Seller from selling the Property to Purchaser. This warranty shall survive for one year following closing.

             (C) All necessary action has been taken by Seller to authorize the execution of this Agreement and the performance of the obligations contemplated hereunder, which are not excluded elsewhere in existing mortgage documents. This warranty shall survive for one year following closing.

             (D) Seller has no knowledge and to Seller's knowledge it has not been advised in writing that it is in default under any lease, rental agreement service or equipment contract, or mortgage or other encumbrances relating to the Property. This warranty shall survive for one year following closing.

             (E)  Seller  has  no  knowledge  of  any  existing  or   threatened
litigation which relates to or which would affect the Property. This warranty shall survive for one year following closing.

             (F) Seller has no knowledge that any part of the Property or the operation of the Property, is in violation or may violate any governmental statute, regulation, ordinance or building code or of any private restriction, that any governmental authority requires any work to be done on or affecting the Property, or that any governmental authority has expressed an intent to condemn or to make special improvements for the benefit of the Property or any part thereof. This warranty shall survive for one year following closing.

             (G) That Seller is not a "foreign person" within the meaning of the Internal Revenue Code of 1954, as amended (the "Code"), and that Seller will furnish to Purchaser prior to closing an affidavit in form satisfactory to Purchaser confirming the same.

             (H) That to Seller's current knowledge, the Property was never utilized as a disposal site for hazardous waste products.

             (I) Seller covenants and agrees that, between this date and the date of closing, Seller shall continue to maintain, operate and manage the Property in a manner consistent with its prior practices, making every reasonable effort to do nothing which might damage the reputation of the Property or the relationships with the tenants. Seller shall not permit the modification, extension or cancellation of any tenant lease (except in accordance with the terms of such lease) or any dealing with any tenant other than the ordinary course of managing the Property, without the prior written consent of Purchaser. If the leases of any tenants expire before thirty (30) days after the date of closing, Seller shall, up to the date of closing and without cost to the Purchaser, continue its normal course of operation with respect to causing tenants to be obtained for apartments which are unrented.

             (J) Seller agrees that prior to closing, it will comply with the keyless, dead-bolt lock requirement to the extent set forth in Paragraph 6.2.5.

         8.2 CONTINUATION OF REPRESENTATIONS, WARRANTIES AND COVENANTS TO THE DATE OF CLOSING. If each of the warranties set forth in this section does not remain true up to and including the time of closing as to any material matters, this Agreement, at Purchaser's election, shall be terminated, Seller shall return all payments made by Purchaser, or Purchaser may elect to close the sale and waive failure of the warranties.

         8.3 BREACH OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The Seller agrees to notify the Purchaser upon acquiring knowledge that any of Seller's representations, warranties or covenants contained herein do not remain true as of the date of Closing. Purchaser shall have the right to terminate this Agreement for a material breach and receive the refund of the deposit and any interest earned thereon. However, if Seller fails to notify Purchaser upon acquiring such knowledge, notwithstanding the provisions of 8.2 above, Seller shall indemnify Purchaser for all reasonable costs incurred as a result of the failure of any of Seller's representations, warranties or covenants contained herein to remain true as of the date of closing.

         8.4 "AS IS". EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, PURCHASER ACKNOWLEDGES AND AGREES THAT SELLRR HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (B) THE INCOME TO BE DERIVED FROM THE PROPERTY, (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT THEREOF, (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, (F) THE MANNER OR QUALITY OF THE
CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY, (G) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY, OR (H) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY, AND SPECIFICALLY, THAT SELLER HAS NOT MADE, DOES NOT MAKE, AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS REGARDING COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING SOLID WASTE, AS DEFINED BY THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., PART 261, OR THE DISPOSAL OR EXISTENCE, IN OR ON THE PROPERTY, OF ANY HAZARDOUS MATERIALS.PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY, PURCHASER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE

PROPERTY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER. UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS MAY NOT HAVE BEEN REVEALED BY PURCHASER'S INSPECTIONS AND INVESTIGATIONS. EXCEPT AS SET FORTH IN THIS AGREEMENT, PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. SELLER SHALL NOT BE LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS" CONDITION AND BASIS WITH ALL FAULTS. IT IS UNDERSTOOD AND AGREED THAT THE PURCHASE PRICE HAS BEEN ADJUSTED BY PRIOR NEGOTIATION TO REFLECT THAT ALL OF THE PROPERTY IS SOLD BY SELLERAND PURCHASED BY PURCHASER SUBJECT TO THE FOREGOING. THE PROVISIONS OF THIS PARAGRAPH 8.4 SHALL SURVIVE THE CLOSING AND SHALL BE INCORPORATED IN THE DEED AND BILL OF SALE.

                                   ARTICLE IX
                           CONDEMNATION; RISK OF LOSS

    9.1 PROPERTY DAMAGE. If, prior to closing, any part of the Property is damaged by fire or other casualty in an amount not greater than TWO HUNDRED THOUSAND ($200,000, DOLLARS, Purchaser agrees to accept the Property with an assignment of: (i) the insurance proceeds, (ii) any deductible, and (iii) rent loss insurance proceeds. Seller may repair such damage before the date provided herein for closing. In the event that the damage as a result of fire or other casualty shall be over TWO HUNDRED THOUSAND ($200,000) DOLLARS and such damage cannot reasonably be repaired by such time, this Agreement may be canceled at the option of the Purchaser. In the event of cancellation as aforesaid, this Agreement shall become null and void and the parties shall be released, except as provided in Paragraph 6.2.2 and all payments made shall be returned. Should Purchaser elect to carry out this Agreement despite such damage Seller shall assign to Purchaser all insurance proceeds and any deductible arising from such damage and will compensate Purchaser for lost rent collections to the extent of insurance proceeds received. Seller shall promptly notify Purchaser in writing upon the occurrence of any such damage.

    9.2 CONDEMNATION. In the event of any actual or threatened taking, pursuant to the power of eminent domain, all or any part thereof, or any actual or proposed sale in lieu thereof, the Seller shall give written notice thereof to the Purchaser promptly after Seller learns or receives notice thereof. Upon a taking of a material part of the Property greater than TWO HUNDRED

FIFTY THOUSAND ($250,000) DOLLARS or any part of the building or more than 5% of the parking area, Purchaser may elect to either (a) terminate this Agreement, in which event the Deposit shall be immediately returned to Purchaser and all other rights and obligations of the parties hereunder shall terminate immediately, or
(b) to waive its right to terminate this Agreement and proceed to closing, in which event all proceeds, awards and other payments arising out of such condemnation or sale (actual or threatened) shall be paid to the Purchaser at closing, if such payment has been received. If payment has not as yet been received, but an amount has been agreed upon, Seller shall assign the claim to Purchaser.

         9.3 RISK OF LOSS. Prior to closing, all risks of loss or damage by every casualty shall be borne by the Seller.

                                    ARTICLE X
                               BROKER'S COMMISSION

         10.1 COMMISSION. Purchaser agrees to pay a brokerage fee to PINNACLE REALTY, pursuant to a separate agreement. Said brokerage fee shall be deemed earned if, and only if, settlement occurs hereunder, and shall not be deemed earned even if Purchaser and/or Seller wrongfully fail(s) to consummate the purchase and sale herein contemplated. Seller and Purchaser represent and warrant to each other that no other brokerage fees are or shall be owing in connection with this transaction or in any way with the Apartments and Seller and Purchaser hereby indemnify and hold the other harmless from any and all claims of any other person so claiming.

                                   ARTICLE XI
                                    DEFAULT

         11.1 DEFAULT DEFINED. Default for the purpose of this Agreement shall mean any failure by Seller or Purchaser to fulfill all the terms, conditions and covenants contained herein, however, it shall not be an event of default for either party to exercise its rights to terminate this contract as contained in other provisions herein.

         11.2 SELLER'S DEFAULT. Upon Seller's default, the Purchaser, at its election, may as Purchaser's sole and exclusive remedy, pursue one, but not all of the following: (1) require specific performance of Seller, (2) cancel this Agreement and obtain a prompt return of the deposit, in which case this Agreement shall be terminated and the parties released from all obligations hereunder, except as set forth in Section 6.2.2, or (3) the Purchaser may waive such defaults and proceed to settlement. Seller shall indemnify Purchaser for any reasonable attorneys' fees incurred by Purchaser if Purchaser elects to pursue its option (1) noted above. Purchaser shall have no other remedy against Seller in the event of Seller's default.

         11.3 PURCHASER'S DEFAULT. Upon Purchaser's default, this Agreement shall be terminated and both parties released from all obligations hereunder, except as provided in Paragraph 6.2.2, and the deposit shall be retained by the Seller as liquidated damages. Such amount and terms are agreed upon by and between Seller and Purchaser as liquidated damages, due to the difficulty and inconvenience of ascertaining and measuring actual damages, and the uncertainty thereof, and the payment of the deposit and the terms provided herein shall constitute full satisfaction of Purchaser's obligations under this Agreement. Such amount is agreed upon by and between Seller and Purchaser as a reasonable estimate of just compensation for the harm caused by Purchaser's default. Seller shall have no other remedy against Purchaser in the event of Purchaser's default.

                                   ARTICLE XII
                            MISCELLANEOUS PROVISIONS

         12.1  ENTIRE   AGREEMENT.   This   Agreement   sets  forth  the  entire
understanding between the parties; it supersedes all previous agreements and representations which are deemed merged herein and may not be modified except in writing.

         12.2 ASSIGNMENT. Purchaser may assign this Agreement without the consent of Seller to APPLE RESIDENTIAL INCOME TRUST, INC. or a company owned by APPLE RESIDENTIAL INCOME TRUST, INC.

         12.3 SEVERABILITY. If any provision, sentence, phrase or word of this Agreement or the application thereof to any person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision, sentence, phrase, or word to persons or circumstances, other than those as to which it is held invalid, shall remain in full force and effect.

         12.4 BINDING EFFECT. The parties to the Agreement mutually agree that it shall be binding upon and inure to the benefit of their respective heirs, representatives, successors in interest and assigns.

         12.5 CONTROLLING LAW. It is the intent of the parties hereto that all questions with respect to the construction of this Agreement and the rights and liabilities of the parties shall be determined in accordance with the provisions of the laws of the State of Texas.

         12.6 COUNTERPARTS. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature on behalf of both parties hereto appear in each counterpart hereof, and it shall be sufficient that the signature on behalf of both parties hereto appear on one or more such counterparts. All counterparts shall collectively constitute a single contract.

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



         12.7 INCORPORATION BY REFERENCE. All of the Exhibits referred to herein and/or attached hereto shall be deemed to constitute a part of the Agreement.

         12.8 HEADINGS. The headings of the Articles and sections hereof are inserted for convenience only and shall not be deemed to constitute a part of the Agreement.

         12.9 CONSTRUCTION OF CONTRACT. Each party hereto have reviewed and revised (or requested revisions of) this Agreement, and therefore the normal rule of construction that any ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Contract or any amendments or exhibits hereto.

         12.10   CONFIDENTIALITY.   The  parties  shall  keep  confidential  the
existence of this Agreement, the transactions described herein, and all information obtained from the other party both during and subsequent to the transaction. However, the covenants contained in this paragraph shall not apply in respect to any information which (a) was already known to either party when such information was received from the other, (b) was readily available to the general public at the time of such receipt, (c) subsequently becomes known to the general public through no fault or omission by the other party, (d) is subsequently disclosed by a third party which has the bona fide right to make such disclosure, or (e) is required to be disclosed by law or a governmental agency. This clause shall survive closing.

         12.11 TIME OF THE ESSENCE. Both parties agree that time is of the essence. However, any times set forth in this Agreement for Closing are subject to receiving permission from Seller's mortgagee to transfer. The parties further agree that the Closing will take place within ten (10) days after receipt of the written approval and completion of the documents among Purchaser, Seller and lender.

         12.12 HOLIDAYS. If any of the deadlines in this Contract ends on, or if any event is to occur on, a Saturday, Sunday, or legal holiday, the deadline or the date for performance shall automatically be extended to the next day which is not a Saturday, Sunday, or legal holiday.

         12.13 LEAD WARNING STATEMENT. Every purchaser of any interest in residential real property on which a residential dwelling was built prior to 1978 is notified that such property may present exposure to lead from lead-based paint that may place young children at risk of developing lead poisoning. Lead poisoning in young children may produce permanent neurological damage, including learning disabilities, reduced intelligence quotient, behavioral problems, and impaired memory. Lead poisoning also poses a particular risk to pregnant women. The seller of any interest in



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residential  real property is required to provide the buyer with any information on lead based paint hazards from risk assessments or inspections in the seller's possession and notify the buyer of any known lead-based paint hazards. A risk assessment or inspection for possible lead-based paint hazards is recommended prior to purchase.

         12.13.1. Seller has no knowledge of lead-based paint and/or lead-based paint hazard in the housing.

         12.13.2. Seller has no reports or records pertaining to lead-based paint and/or lead- based paint hazards in the housing.

         12.13.3. Purchaser is hereby granted a 10-day opportunity (or the length of the Inspection Period, whichever is longer) to conduct a risk assessment or inspection for the presence of lead-based paint and/or lead-based paint hazards.

         12.14 Exhibits. The following exhibits are attached to this Agreement and are incorporated into this Agreement by this reference and made a part hereof for all purposes:

                 (a)     EXHIBIT A, the legal description of the Land.
                 (b)     EXHIBIT B, list of personal property
                 (c)     EXHIBIT C, (intentionally omitted)
                 (d)     EXHIBIT D, the form of Deed.
                 (e) EXHIBIT E, the form of the Assignment and Assumption of Personal Property, Service Contracts, Warranties and Leases.
                 (f)     EXHIBIT F, the form of the Representation Letter.

         12.15 PURCHASER'S FAILURE TO PREVAIL. Notwithstanding anything to the contrary contained or implied elsewhere herein, in the event Purchaser (i) files a Lis Pendens or an action for specific performance against Seller or otherwise clouds Seller's title to the Property or any portion thereof and fails to prevail in a final, non-appealable judgment, or (ii) breaches Purchaser's agreements of indemnity contained in this Agreement, which survive, Seller shall be entitled to pursue any remedies available at law or in equity, including but not limited to, suit for damages from Purchaser (including, but not limited to, attorney's fees and costs incurred by Seller in connection therewith).

         12.16 GENERAL RELEASE. In the event this Agreement is terminated and under the terms of the termination, the Purchaser is entitled to a refund of the deposit and any interest thereon and Purchaser is satisfied that it has no additional claims, it shall forward a General Release of Seller and Title Company to the escrow holder/Title Company), which shall immediately refund the deposit to the Purchaser with any interest thereon and expenses. A copy of said General Release shall be sent to Seller.



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



         12.17 LIMITATION DATE. Purchaser and Seller hereby agree that, notwithstanding any provision of this Agreement or any provision of law to the contrary, any action which may be brought by Purchaser against Seller for breach of this Agreement or any representations and warranties under this Agreement or arising out of or in connection with the sale and purchase transaction described herein, shall be forever barred unless Purchaser: (i) delivers to Seller not later than one (1) year after the Closing Date a written notice of its claims setting forth in reasonable detail the factual basis for such claim and Purchaser's good faith estimate of damages arising out of such claim, (ii) files a complaint or petition against Seller alleging such claim in a court of competent appropriate jurisdiction no later than two (2) years after the Closing Date (the "Limitation Date"). No warranties or representations or covenants of Seller as set forth in this Agreement shall survive beyond the Limitation Date and no action based thereon shall be commenced after the Limitation Date.

         12.18 NO RECORDATION. This Agreement shall not be recorded by Purchaser for any reason, except for a breach of this Agreement by Seller, and an attempt to do so shall render the Purchaser liable to Seller for any damages allowable at law or in equity on account of such breach.

                                     ARTICLE
                                   XIII NOTICE

         13.1 NOTICE. All notices required or permitted to be given under this Agreement shall be in writing and shall be sent or delivered to the address set forth below (or such other address as may be hereafter specified in writing):

                    To Seller:                 New Emerald Texas, Ltd.
                                               Attention: John R. Werra
                                               6210 Campbell Road, Suite 140
                                               Dallas, TX    75248
                                               Fax: (972) 931-0015

                    With a copy to
                      Seller's Attorneys:      Nathan M. Rosen, Esq.
                                               Nathan M. Rosen, P.C.
                                               4949 Westgrove Drive, Suite 300
                                               Dallas, TX    75248
                                               Fax (972) 818-7606

                    To Purchaser:   Mr. Gus Remppies
                                    Cornerstone Realty Group, Inc.
                                    306 E. Main Street
                                    Richmond, VA 23219
                                    Fax: (804) 782-9302



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



         With a copy to
          Purchaser's Attorneys:  Harry S. Taubenfeld, Esq.
                                  Zuckerbrod & Taubenfeld
                                  575 Chestnut St., P.O. Box 488
                                  Cedarhurst, NY  11516
                                  Fax: (516) 374-3490

                                             -and

                                  Robert E. Morrison, Esq.
                                  Brown McCarroll & Oaks Hartline 300
                                  Crescent Court, Suite 1400
                                  Dallas, TX 75201
                                  Fax: (214) 999-6170

         13.2 DELIVERY NOTICE. Notices sent either by Registered or Certified Mail, Return Receipt Requested, or by overnight express mail shall be deemed given when deposited in the United States Hail, postage prepaid, or delivered to a reliable overnight courier or by fax and confirmed by hard copy by reliable overnight courier. Notices sent in any other manner shall be deemed given only when actually delivered at the specified address.

         IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed this day and date first written above.

         SELLER

         NEW EMERALD TEXAS, LTD.

         BY: /s/ R. J. Werra
            _________________________

         Its: General Partner
            ________________________

         PURCHASER:

         CORNERSTONE REALTY GROUP, INC.

         BY:_________________________

         Its:________________________

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



         With a copy to
          Purchaser's Attorneys:       Harry S. Taubenfeld, Esq.
                                       Zuckerbrod & Taubenfeld
                                       575 Chestnut St., P.O. Box 488
                                       Cedarhurst, NY    11516
                                       Fax: (516) 374-3490

                                               -and

                                       Robert E. Morrison, Esq.
                                       Brown McCarroll & Oaks Hartline
                                       300 Crescent Court, Suite 1400
                                       Dallas, TX 75201
                                       Fax: (214) 999-6170

         13.2 DELIVERY OF NOTICE. Notices sent either by Registered or Certified Mail, Return Receipt Requested, or by overnight express mail shall be deemed given when deposited in the United States Mail, postage prepaid, or delivered to a reliable overnight courier or by fax and confirmed by hard copy by reliable overnight courier. Notices sent in any other manner shall be deemed given only when actually delivered at the specified address.

         IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed this day and date first written above.

SELLER:

NEW EMERALD TEXAS, LTD.

BY:
   --------------------------

Its:
    -------------------------

PURCHASER:

CORNERSTONE REALTY GROUP, INC.

BY: /s/ Gus G. Remppies
   --------------------------

Its: V.P. Acquisitions
    -------------------------



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